Exhibit 10.24

                                                                   July 28, 2004

394617 B.C. Ltd.
5219192nd St.
Surrey, B.C. VIM 3W9

Dear Sirs,

         Re:               Lease Agreement: Essential Innovations Corporation/
                           394617 B.C. Ltd.

         Lease Term:       July I, 2004 - June 30, 2007
                           (The "Original Lease Agreement")

         Building Address: #101-5219 192nd Street
                           Surrey, B.C. Canada

Re:      Confirmation of Lease Details:

Since execution of the Lease Agreement dated, June 1st, 2004, further review by the CFO of Essential Innovations has demonstrated that some important items of particular interest from the Letter of Intent signed on May 5th, 2004, had been left out of the formal Lease Agreement. Essential Innovations is confident that the terms of the Letter of Intent are totally and completely representative of the understanding between both Essential Innovations and 394617 B.C. Ltd., but it is felt that these points should be officially clarified and as such added to the lease through the signing of this document as an addendum to the Lease Agreement dated, June 1st, 2004. Due to the fact that the lease was signed after the Letter of Intent and the lease notes that it "represents the entire agreement between the parties", we enclose forthwith the missing details from the original Letter of Intent, so that this document may be executed by both parties for our mutual benefit and appreciation, and added as an official addendum to the Lease Agreement.

The following points are understood and agreed to between parties as the true terms of the Lease Agreement dated June 1st, 2004, as based upon the signed Letter of Intent dated May 5th, 2004:

         1. The deposit paid of $23,161.22 is for the (first month of October 2004, being in the amount of $13,102.15 and for the last month of June 2007, being in the amount of $10,059.07)

         2. July and August are the "fixturing period" - and as such there is to be no basic rent and no additional rent for these months, only the responsibility of utility and insurance costs

         3.       The month of September is to be free from basic rent

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         4.       A TI allowance of $25,300 ($10 per sq. ft. X 2,530 sq. ft.)
                  for each of the main floor office and the 2nd floor offices -total maximum of $50,600, is agreed to be granted and credited at such time that the TI is completed on a floor-by-floor basis: it is agreed that such amount may be made payable to Essential Innovations from 394617 B.C. Ltd. by:

                  A. Cash allowance to the Tenant upon completion of improvements, or
                  B.       Free rent

         5. Part 23 of the lease only mentions one option to renew for 2 years, however, from the Letter of Intent it was agreed that there is to be 2 options for 2 years renewal each

We hope and trust that you find everything here to be consistent with our prior discussions and agreements. It would be most helpful to have this document executed by all parties and then attached as an addendum to the Lease Agreement of June 1st, 2004, for consistency and clarity purposes.

Please sign and return a copy of this letter acknowledging receipt of same.

Kindest regards,

Letter Agreed to:                     Witness: /s/ Jason McDiarmid July 29, 2004
Steve Wuschke                         Jason McDiarmid
President                             President/CEO
Essential Innovations Corporation     Essential Innovations Technology Corp.

Letter Agreed to: /s/ Don Morriss     Date Received: July 29, 2004
                  Don Morriss
On behalf of 394617 B.C. Ltd.

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                    THIS LEASE dated June 1, 2004, is between
                                394617 B.C. LTD.
                               5225 - 192nd Street
                              Surrey, B.C. V3S 8E5

                                  ("landlord")

                                       AND
                        ESSENTIAL INNOVATIONS CORPORATION
                           Unit 200, 10125 199B Street
                                  Langley, B.C.
                                     V1M 3W9

                                   ("tenant")

BACKGROUND

A The Landlord is the registered owner of the lands ("Land") and building ("Building") situate at 5225 - 192nd Street, Surrey, B.C. V3S 8E5 which is legally described as :

         Lot C, Sec. 4 TP8 PLAN 71437 N.W.D.

B. The Landlord has agreed to lease to the Tenant that portion of the Land and the Building identified as B West (a diagram of which is set out in Schedule A) on the terms and conditions set out below.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties' covenant and agree as follows:

                                     PART 1
                              DEFINITIONS/SCHEDULES

1.1      Defined Terms.  In this Lease:

(a) "Additional Rent" means all sums of money to be paid by the Tenant, whether to the Landlord or otherwise, under this Lease except Basic Rent;

(b) "Basic Rent" means the basic rent set out in paragraph 4.2(a)(i);

(c) "Building" means the buildings, structures, facilities and other improvements referred to in recital A and erected, or to be erected, on the Land, and includes any other buildings, structures, facilities and improvements constituting an expansion of the Building;

(d) "Goods and Service Tax" or "GST" means the tax presently levied under Part IX of the Excise Tax Act (Canada) or as may be amended or substituted from time to time and includes any sales tax, multi-stage sales tax, value added tax, consumption tax or any other tax, levy, duty or assessment levied in lieu thereof or in addition thereto from time to time;

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(e) "Land" means the land referred to in recital A;

(f) "Landlord" means the party described as such above and its successors and assigns;

(g) "Lease" means this Lease as amended from time to time;

(h) "Leasehold Improvements" means all fixtures, trade fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by, or on behalf of, the Tenant in or upon the Premises, including the Tenant's Work, with the exception of furniture and equipment not of the nature of fixtures, but includes all partitions however fixed (including floor to ceiling moveable partitions) and includes all wall-to-wall carpeting with the exception of carpeting laid over vinyl tile or other finished floor and affixed so as to be readily removable without damage;

(i) "Mortgage" means a mortgage or charge (including a deed of trust and mortgage securing bonds and all other indentures supplemental to it) on or in respect of the Land or Building or any part of them, and includes all renewals, modifications, consolidations, replacements and extensions;

(j) "Mortgagee" means the mortgagee or trustee for bondholders, as the case may be, named in a Mortgage;

(k) "Operating Costs" means the aggregate (without duplication) of all costs and expenses for the operation, maintenance and repair of the Premises, whether contemplated at the time of execution of this Lease or otherwise including, without limitation, all costs and expenses of:

         (i) all insurance which the Landlord elects to obtain, in respect of any risk or casualty, including public liability, property damage and loss of rental income Insurance,

         (ii) cleaning, painting, janitorial services, including snow and ice removal, garbage and waste collection and disposal,

         (iii) building supplies and the rental equipment used by the Tenant in maintenance and operating services,

         (iv) repairs and replacements to, and maintenance of, the Premises including, but not limited to, the cost of gardening, landscaping and outdoor area maintenance and equipment, maintenance and repair of the roof of the Building and the surface of the exterior walls of the Building; but excluding structural repairs,

         (v) GST on goods and services provided by or on behalf of the Landlord; and

         (vi) license, permit and inspection fees,

         but does not include:

         (vii) property taxes and utility charges imposed against the Premises;

(l) "Permitted Business" means the permitted business described in paragraph
5.1;

(m) "Premises" means that portion of the Land and the Building identified as Unit E on Schedule C;

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(n) "Prime Rate" means the highest annual rate of interest announced at the relevant time by the Canadian Imperial Bank of Commerce as a reference rate in effect for determining interest rates on Canadian dollar commercial loans made by it in Canada;

(o) "Rent" means Basic Rent and Additional Rent;

(p) "Term" means the period of time set out in paragraph 3.2;

                                     PART 2
                                     INTENT

2.1 Net Lease. The Tenant will pay to the Landlord duly and punctually all Rent without any deduction, abatement or set-off whatsoever, it being the intention of the Landlord and the Tenant that the Tenant be responsible for the Basic Rent and all Operating Costs (as defined herein) in respect of the Premises

                                     PART 3
                                 PREMISES, TERM

3.1 Demise. The Landlord leases the Premises to the Tenant for the Term, and the Tenant leases the Premises from the Landlord, on and subject to the covenants and agreements contained in this Lease.

3.2 Commencement of Term. The Term of this Lease is for 3 years and will commence on July 1, 2004, and will end on June 30, 2007.

3.2 Extension of Term. Any agreement to lease the Premises subsequent to will be on such terms as the parties may agree upon or by way of an exercise of the Option to Renew set out in Part 23.

                                     PART 4
                         BASIC RENT AND ADDITIONAL RENT

4.1 Covenant to Pay Rent. The Tenant covenants to pay when due Rent and all other costs and charges payable by it under this Lease.

4.2 Rent, including Basic Rent. - See Schedule B

(a) During the Terms, the Tenant will pay to the Landlord, the Basic Rent of $(see note) per month plus applicable GST at the commencement of each month. Additional rent paid monthly and adjusted annually.

(b) The Tenant will pay to the Landlord the Additional Rent as specified in paragraph 4.3 and applicable Goods and Services Tax from time to time as and when such payments are due and in any event within 15 days of notice from the Landlord delivered during or after the Term if the Landlord has incurred an expense which qualifies as part of the Operating Costs;

(c) All Rent will accrue from day to day, and if for any reason it is necessary to calculate Rent for less than one month, an appropriate adjustment will be made pro rata on a daily basis to compute the Rent for that irregular period.

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4.3 Additional Rent.

(a) During the Term, the Tenant will pay, when due, to the Landlord (or to others, as required), as Additional Rent:

         (i) all Operating Costs (as defined);

         (ii) all other sums of money required under this Lease to be paid to the Landlord or to other persons by the Tenant whether or not designated as Additional Rent other than Basic Rent.

(b) The Tenant will pay to the Landlord GST as required under this Lease, and if there is no specific provision relating to a payment of GST, the following applies:

         (i) GST will be paid either at the same time and in the same manner as monthly payments of Rent are payable; or

         (ii) if a specific amount of GST which would be payable hereunder was unknown to the Landlord and Tenant at the time it became payable to the Landlord under paragraph 4.3(b)(i), then the Tenant will pay the amount of GST to the Landlord on receipt of notice from the Landlord specifying the amount of the GST;

4.4 Dispute as to Costs. If the Tenant disputes the amount of any monies to be paid by the Tenant to the Landlord under this Lease, other than Basic Rent, the certificate of an independent Chartered Accountant appointed by, or acceptable to, the Landlord to determine the amount will be conclusive and binding on the Landlord and Tenant. The costs of obtaining that certificate will be immediately due and payable by the Tenant if the amount of money payable by the Tenant for the period, as established in the certificate, is not less than 95% of the amount claimed by the Landlord.

                                     PART 5
                                 USE OF PREMISES

5.1 Permitted Business. The Tenant will use the Premises solely for the purpose of conducting R&D, MFG. plus distribution and training. The Tenant will not use the Premises or permit them to be used for any other purpose without the Landlord's prior written consent not to be unreasonably withheld. -Research + Development -Manufacturing + Distribution -Training + Seminars

5.2 Operations by Tenant.

(a) Without limiting the generality of its other obligations under this Lease, the Tenant will operate the Premises in a good, efficient and business-like manner and will keep the Premises neat and clean.

(b) In regard to the use and occupancy of the Premises, the Tenant will at its expense:

         (i) keep the inside and outside of all glass in the doors and windows of the Building and all exterior surfaces of the Building clean,

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         (ii) replace promptly any cracked or broken glass of the Building with glass of like grade and quality,

         (iii) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests,

         (iv) keep any garbage, trash, rubbish or other refuse in suitable containers within the interior of the Premises until removed and remove garbage, trash, rubbish or other refuse on a daily basis,

         (v) keep all mechanical apparatus installed by the Tenants free of vibration and noise which may be transmitted beyond the Premises,

         (vi) comply with all laws, ordinances, rules and regulations of governmental authorities concerning or related to the Premises, including without limitation, those dealing with the construction, repair, maintenance, operation, environmental safety, use and occupancy of the Premises, and

         (vii) prevent odours, gases, dust, fumes, vapours, steam or water from emanating from the Premises.

5.3 Use of Outdoor Areas located on Land.

(a) Without limiting the generality of its other obligations under this Lease, the Tenant will maintain the Land in a clean, safe and attractive condition.

(b) The Tenant will not install any permanent improvements on any portion of the Land, unless it has obtained the prior written consent of the Landlord.

(c) The Tenant may from time to time use outdoor area of the Land to store certain materials if stored in a clean and orderly manner with the expressed prior consent of the Landlord.

5.4 Parking Areas. The Tenant will maintain the parking area and other exterior areas of the Premises in good repair and condition.

5.5 Compliance with Laws. The Tenant will comply with all laws, ordinances, rules and regulations of governmental authorities having jurisdiction concerning or related to the Premises including, without limitation, those dealing with zoning, use, occupancy, repairs and maintenance undertaken by the Tenant and environmental safety.

                                     PART 6
                                     ZONING

6.1 Zoning. The Tenant acknowledges that it has conducted its own investigation of the zoning of the Premises and represents to the Landlord that its operations do not and will not contravene such zoning and the Tenant further acknowledges that it has not relied upon any representation of the Landlord in respect of the zoning of the Premises.

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                                     PART 7

                                     REPAIR

7.1 Landlord's Repair. The Landlord will be entitled but will not be obliged at any time during the Term to keep the foundations, roof, exterior walls (excluding glass), structural sub-floors, bearing walls, columns, beams and other structural elements of the Premises in a reasonable state of repair. If it elects to repair, that such repair will be limited to that prudent owner of reasonably similar premises would do having regard to the size, age and location of the Premises.

7.2 Tenant's Repair. The Tenant will at its cost, subject to paragraphs 7.1 and 7.4:

(a) maintain, operate and repair the Premises to the standards of the Premises at the time this Lease was entered into and keep all portions of the Premises in good and substantial repair, including all Leasehold Improvements and all furniture, equipment and other facilities such as, without limitation, wiring, piping, lighting and plumbing fixtures, operating equipment and the plumbing, sprinkler, heating ventilating, air conditioning and humidity control systems located on, in, under, above or which directly serve the Premises, the front of the Premises and all glass and utilities in the Premises, but with the exception of other structural elements of the Premises;

(b) permit the Landlord upon reasonable notice or at any time during an emergency or apparent emergency, to enter and examine the state of operation, maintenance and repair, and the Landlord may give notice to the Tenant requiring that the Tenant perform such maintenance or repair as the Landlord may find necessary from such examination and the Tenant will pay the cost of such maintenance and repair; and

(c) if any part of the Premises becomes damaged or destroyed through the willful act, negligence, or omission of the Tenant or any of its officers, employees, customers or other invitees, the Landlord reserves the right to conduct all repairs or replacements and to require the Tenant to reimburse the Landlord for the reasonable cost of repairs or replacement.

7.3 Abatement or Rent. If there is damage to the Premises, which prevents use of or access to the Premises or the supply of services essential to the Premises and if the damage is such that the Premises or a part of the Premises is rendered not reasonably capable of use by the Tenant for the conduct of its business for a period of time exceeding 10 consecutive days,

(a) unless the damage was caused by the negligence of the Tenant or an assignee, subtenant, concessionaire, licensee or an officer, employee, customer or other invitee of any of them, the Basic Rent for the period beginning on the occurrence of the damage until at least a substantial part of the Premises is again reasonably capable of use and occupancy for the purpose aforesaid will abate in the proportion that the area of the part of the Premises rendered not reasonably capable of use by the Tenant for the conduct of its business bears to the rentable area of the Premises; and

(b) unless this Lease is terminated under paragraph 7.4, the Landlord or the Tenant or both, as the case may be (according to the nature of the damage and their respective obligations to repair), will repair the damage with all reasonable diligence, but any abatement of Basic Rent to which the Tenant is entitled under this paragraph will not extend beyond the date by which, in the reasonable opinion of the Landlord, the Tenant should have completed its repairs with reasonable diligence.

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7.4 Termination in Event of Damage.

(a) The Landlord, by written notice to the Tenant given within 60 days of the occurrence of damage to the Building, may terminate this Lease if the Building is damaged by any cause and in the reasonable opinion of the Landlord it is inappropriate to rebuild or repair the damage having regard to the extent of the damage and the length of the unexpired term of the Lease.

(b) The Tenant, by written notice to the Landlord given within 60 days of the occurrence of the damage, may terminate this Lease if the Building is damaged by any cause and the damage is such that the Building or a substantial part of the Building is rendered not reasonably capable of use by the Tenant for the conduct of its business and in the reasonable opinion of the Landlord cannot be repaired or rebuilt with reasonable diligence within 6 months or the expiry of the Lease, which ever occurs first.

(c) If this Lease is terminated under either (a) or (b) above, the Tenant will not be bound to repair as provided in paragraph 7.2, and the Tenant will deliver up possession of the Premises to the Landlord with reasonable speed but in any event within 15 days after the giving of the notice of termination, and all Rent will be apportioned and paid to the date on which possession is delivered up, subject to any abatement to which the Tenant may be entitled under paragraph 7.3, but otherwise the Tenant will repair the damage with all reasonable diligence and, without limiting the foregoing, the Tenant will restore or reconstruct all Tenant's Work.

7.5 Certificate of Architect. If the Building is damaged and there is a dispute as to the length of time required to repair or rebuild the Building or restore any part of the Premises, or as to the cost of repairing or rebuilding the Building, or as to whether the Premises or a substantial part of the Premises are rendered not reasonably capable of use by the Tenant for the conduct of its business or have once again become capable of such use, the dispute will be settled, at the cost of the Tenant (if the Landlord's position is confirmed), by an independent architect appointed by the Landlord and his certificate will be conclusive. Otherwise the cost will be paid by the Landlord.

7.6 Diligence and Quality. All repairs to be done by the Landlord or the Tenant will be commenced as soon as reasonably practicable and completed diligently and in a good and workmanlike manner.

7.7 Landlord's Approval.

(a) Before commencing any repairs, replacements, maintenance, alteration, decoration or improvements set out above, or elsewhere referred to in this Lease, which are reasonably estimated by the Tenant to cost in excess of $10,000 the Tenant will obtain the Landlord's written approval and will, if reasonably required by the Landlord to do so, submit plans and specifications therefor or, if requested by the Landlord, permit the Landlord to effect the repair, replacement, maintenance, alteration, decoration or improvement, at the Tenant's cost.

(b) The Tenant will not in any event make any alterations to the structure of any portion of the Premises or to exterior walls the Premises without the prior written consent of the Landlord.

(c) The Tenant will supply the Landlord with copies of all plans prepared for the Tenant for any work done to the Premises.

7.8 Landlord's Right to do Tenant's Repair. If the Tenant refuses or neglects to repair, maintain, restore or replace properly as required under this Part and to the reasonable satisfaction of the Landlord, the Landlord may make such repairs, restoration or replacements without liability to the Tenant (including for the Landlord's negligence and the negligence of other parties for whom the Landlord

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is responsible in law) for any loss or damage that may accrue to the Tenant's property, Leasehold Improvements, or other property or to the Tenant's business by reason thereof, and upon completion thereof, the Tenant will pay the Landlord's actual reasonable costs in the circumstances plus 15% of such costs, for making such repairs, restoration or replacements immediately upon presentation of an invoice for such costs.

                                     PART 8
                        UTILITIES AND SERVICES - PREMISES

8.1 Limitation of Liability. The Landlord will not be liable to the Tenant in damages or otherwise for an interruption or failure in the supply of utilities or services to the Premises but the Landlord will, at the Tenant's cost, cooperate with the Tenant to secure the re-supply of an interrupted or failed utility or service.

8.2 Tenant not to Overload Utility and Service Facilities. The Tenant will not install equipment that will exceed or overload the capacity of utility or service facilities and if, in the reasonable opinion of the Landlord, equipment installed by the Tenant requires additional facilities, they will be installed at the Tenant's expense in accordance with plans and specifications approved by the Landlord prior to installation. The Landlord reserves the right to install such additional equipment at the Tenant's expense, which will not exceed 15% of the cost of the additional equipment.

                                     PART 9
            SUBORDINATION, ATTORNMENT AND STATUS STATEMENT BY TENANT

9.1 Subordination and Attornment.

(a) This Lease is subordinate to every Mortgage and the Tenant will subordinate this Lease to every Mortgage that comes into being before, on or after the date of this Lease and execute promptly and in registrable form a document in confirmation of the subordination if requested by the Landlord, in which the Tenant also will agree with the Mortgagee that if the Mortgagee becomes a mortgagee in possession or takes action to realize the security of the Mortgage the Tenant will attorn to the Mortgagee as a tenant upon all the terms of this Lease, but only if the Mortgagee agrees in writing to accept the attornment and permit the Tenant, if not in default, to continue in occupation of the Premises until this Lease is terminated by the passage of time or by action taken because of a default of the Tenant.

(b) The Tenant appoints the Landlord its agent or attorney (at the Landlord's option) to execute the documents referred to in (a) above as agent or attorney of the Tenant and if, following 10 days' notice to do so, the Tenant fails to execute any of them, the Landlord may terminate this Lease.

9.2 Status Statement. At any time and from time to time within 10 days after a written request by the Landlord, the Tenant will execute, acknowledge and deliver to the Landlord or an assignee, Mortgagee, proposed purchaser or other person as the Landlord designates, a certificate in a form and content reasonably requested by the Landlord to include, without limitation, statements that:

(a) this Lease is unmodified and in force in accordance with its terms (or if there have been modifications, that this Lease is in force as modified, and identifying the modifications, or if this Lease is not in force, that it is not) and that the Tenant is in possession of the Premises;

(b) the commencement date and expiry date of this Lease;

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(c) the date to which Rent has been paid with particulars of any prepayment of
Rent;

(d) whether or not there is an existing default by the Tenant in the payment of Rent or any other sum of money under this Lease, and whether or not there is any other existing default by any party under this Lease concerning which a notice of default has been given, and if there is any, specifying its nature and extent; and

(e) whether or not there are any set-offs, defences or counterclaims against the enforcement of the obligations of the Tenant under this Lease.

                                     PART 10
                             INSURANCE AND INDEMNITY

10.1 Landlord's Insurance. The Landlord intends, but is not obliged to take out and keep in force the insurance coverage described in Schedule A or such other or additional coverage as is recommended by the Landlord's insurance advisors from time to time.

The cost of insurance obtained under paragraph 10.1 will be included in Operating Costs. In spite of any contribution by the Tenant to the cost of the Landlord's insurance and the Landlord's covenants under paragraph 10.1, the Tenant is not relieved of any liability arising from or contributed to by its acts, fault, negligence or omissions and no insurable interest is conferred on the Tenant under any policies of insurance carried by the Landlord nor does the Tenant have a right to receive any proceeds thereunder.

10.2 Tenant's Insurance. The Tenant, at its expense, will maintain, throughout the Term and any period when it is in possession of all or any portion of the Premises, the insurance ("Insurance") of the types and in the coverage amounts described in Schedule B or such other coverage as may be agreed upon from time to time by the Landlord and the Tenant. The Tenant will cause each insurance policy to be (i) primary, noncontributing with, and not excess of, any other insurance available to the Landlord or the Mortgagee, (ii) contain a prohibition against cancellation or material change that reduces or restricts the Insurance (except on 30 days' prior written notice to the Landlord), (iii) in those instances in which the Landlord and the Mortgagee are insureds, contain a waiver in respect of the interests of the Landlord and the Mortgagee of any provision in any such insurance policies concerning any breach or violation of any warranties, representations or conditions in such policies, and (iv) be in a form and with insurers satisfactory to the Landlord and the Mortgagee.

10.3 Waiver of Subrogation, Cross-Liability, Co-Insurance. Any policy of insurance under paragraph 10.2 will:

(a) name the Landlord as a loss payee and contain a waiver of subrogation against the Landlord and its employees and agents or the Mortgagee (if any), whether the loss or damage is caused by the fault, default, act, omission or negligence of the Landlord or those for whom the Landlord is in law responsible;

(b) except concerning the Tenant's stock-in-trade, and furniture, incorporate the standard mortgage clause of the Mortgagee (if any);

(c) cover all property owned by the Tenant or for which the Tenant is legally liable, located within the Premises, including, without limitation, the Tenant's Work and the Leasehold Improvements, in an amount not less than the full replacement cost thereof. including by-laws extension, which will be reviewed at least annually by the Tenant and will be subject to the approval of the Landlord.

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10.4 Proceeds of Tenant's Insurance. The proceeds of Insurance under paragraph
10.2 will be and are assigned and made payable to the Landlord. To the extent that they pertain to damage or destruction to the property of the Landlord, they will be released to the Tenant (if the Tenant is not in default of this Lease) upon the Tenant's written request, in progress payments, at stages determined by the Architect, upon receipt by the Landlord of a certificate from the Architect stating that repairs to each stage of the Premises have been satisfactorily completed, free of liens, by the Tenant, but if the Tenant defaults in making such repairs and if the Landlord, at the Landlord's option, performs such repairs, the proceeds may, without limiting the Landlord's rights under this Lease be applied by the Landlord to the costs thereof, plus a further 15% of such costs, representing the Landlord's overhead. If this Lease is terminated in accordance with the provisions of paragraph 7.4, the Tenant will be entitled solely to those proceeds of insurance which represent the value of its stock-in-trade or other items it is entitled to remove at the expiration of the Term, and not to the extent of the value of Leasehold Improvements.

10.5 No Alienation of Proceeds. Except as provided in this Lease, the Tenant will not assign or otherwise alienate any proceeds of insurance.

10.6 Landlord's Right to Insure for Tenant. If the Tenant fails to take out or keep in force any such Insurance, the Landlord will on not less than 48 hours' written notice to the Tenant have the right, but not the obligation, to do so and to pay the premium therefor and in such event the Tenant will repay to the Landlord the amount so paid by the Landlord as Additional Rent, payable on the first day of the next month following the payment by the Landlord, but if the Tenant cures that failure the Landlord will secure cancellation of the insurance taken out by the Landlord at the Tenant's cost.

10.7 Limitation of Liability. The Landlord will not be liable to the Tenant in respect of any loss, injury or damage to the Tenant or any other person for any loss, injury or damage arising from or out of any occurrence in, upon, at or relating to the Premises or any part thereof or any loss or damage to property (including loss of use thereof) of the Tenant or any other person located in the Premises, howsoever caused and whether or not any injury, loss, or damage results from any fault, default, negligence, act or omission of the Landlord, or its agents, servants, employees or any other person for whom the Landlord is in law responsible. Without limiting the generality of the foregoing, the Landlord is not liable for death, injury, loss or damage of or to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of any kind. The intent of this paragraph is that the Tenant and any persons having business with the Tenant is to look solely to the Tenant's insurers to satisfy any claims which may arise on account of injury, loss or damage to the Tenant or any other person or to the property of the Tenant or of any other person, irrespective of the cause.

10.8 Indemnification of Landlord. The Tenant will indemnify the Landlord and save harmless from and against all claims, actions, damages, liabilities, costs and expenses in connection with loss of life, personal injury or damage to property arising from any occurrence on the Premises, or the occupancy or use of the Premises, or occasioned wholly or in part by an act or omission of the Tenant, its officers, employees, agents, customers, contractors or other invitees, licensees or concessionaires or by anyone permitted by the Tenant to be on the Premises.

10.9 Tenant's Contractor's Insurance. The Tenant will require any contractor performing work on the Premises to carry and maintain, at no expense to the Landlord, comprehensive general liability insurance and other insurance in amounts and on terms reasonably determined by the Landlord and provide the Landlord with satisfactory proof of that insurance from time to time.

10.10 Tenant's Property at its Risk. All property of the Tenant kept or stored in the Premises is at the risk of the Tenant.

10.11 Survival. The provisions of paragraph 10.8 will survive the expiration or sooner termination of the Term.

10.12 Combined Insurance. In the event the Landlord and Tenant agree, the parties may from time to time purchase a single policy of insurance which includes both the Landlord's insurance and Tenant's insurance and shall contain such other terms and conditions (which may be different from the terms and conditions set out in this Part 10) as the parties may agree upon. The cost of such insurance shall be paid for by the Tenant.

                                     PART 11
                            ASSIGNMENT AND SUBLETTING

11.1 Landlord's Consent. The Tenant will not assign, mortgage, charge or encumber this Lease, in whole or in part, nor sublease all or any part of the Premises or permit them to be used or occupied by any other person (collectively "Transfer"), without the prior written consent of the Landlord, such consent not to be unreasonably withheld.

11.2 Assignment to Related Party. The Landlord consents to an assignment of this Lease to a person or persons controlled by the Tenant provided that the Lease is reassigned to the Tenant if it ceases to control such person.

11.3 Terms and Conditions of Transfer. The following terms and conditions apply In respect of any Transfer:

(a) the Landlord's consent to a Transfer, if granted, will not constitute a waiver of the requirement for the. Tenant to obtain the Landlord's prior written consent to any subsequent Transfer;

(b) if the Landlord consents to a proposed Transfer, the Landlord will have the right to approve the form of the Transfer;

(c) in spite of any Transfer, the Tenant will remain fully liable for and will not be released from the performance of each and every one of the obligations of the Tenant under this Lease for the balance of the Term. Without limitation, the foregoing applies whether or not the Transferee is in default of this Lease and whether or not this Lease is assigned by a trustee in bankruptcy of the Transferee. The Tenant is not relieved of liability for any breach of this Lease, whether occurring before or after the Transfer; and

(d) any Transfer will provide that the Transferee has the rights and is subject to the obligations, of the Tenant under this Lease, except as it may be amended by the terms of the consent.

11.4 Documentation for Transfer. The Tenant will promptly execute and the Tenant will cause the Transferee to promptly execute such agreements and documents as are necessary, in the opinion of the Landlord, to complete the Transfer. No assignment will be made other than to a Transferee which undertakes to perform and observe the obligations of the Tenant under this Lease by entering into an assumption agreement directly with the Landlord. The Tenant will pay to the Landlord its reasonable expenses arising out of the request for consent to a Transfer and for the change in possession of the Premises, including, but not limited to, legal and other professional fees and costs incurred in connection with the negotiation, review, processing and completion of the Transfer.

11.5 Assignment by Operation of Law. The prohibition against Transfer without the consent required by this Part 11 will be construed to include a prohibition against any Transfer by operation of law.

11.6 Acceptance of Rent. If this Lease, or any part of it, is assigned, or if all or part of the Premises is sublet or occupied by any party other than the Tenant, in any case without the consent of the Landlord, the Landlord may collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent reserved in this Lease, but the assignment, sublease, occupancy or collection will not be considered a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant.

11.7 No Advertising. The Tenant will not advertise the whole or any part of the Premises for lease nor permit any' agent or broker to do so, unless the prior written approval of the Landlord has been received.

11.8 Remedy of the Tenant. The Landlord will have no liability in connection with any claims of any kind by the Tenant or others as a result of the Landlord's withholding or delay of consent to any Transfer and the Tenant's (or any other person's) only remedy in respect of the Landlord's withholding or delay of consent will be to bring an application for a declaration that such transaction should be allowed.

11.9 Assignment by Landlord. If the Landlord sells or otherwise transfers an interest in the Land or the Building or in this Lease, in whole or in part, to the extent that the purchaser or other party is responsible for compliance with the obligations of the Landlord under this Lease, the Landlord without further written agreement will be released from all of its obligations in this Lease.

                                     PART 12
                       WASTE AND GOVERNMENTAL REGULATIONS

12.1 Waste or Nuisance. The Tenant will not commit or permit to be committed waste upon the Premises, or nuisance or other thing that may disturb or interfere with any person within 500 feet of a boundary of the Premises, whether or not the nuisance arises out of the use of the Premises by the Tenant for a purpose permitted by this Lease.

12.2 Governmental and Insurance Underwriters' Regulations.

(a) The Tenant, at the Tenant's cost, will comply with the applicable requirements of all municipal, provincial, federal and other governmental authorities now in force or which may hereafter be in force, including without limitation, all laws and regulations pertaining to the use, possession, control, removal, disposal and abatement of hazardous substances and all other laws and regulations pertaining to the Tenant's occupancy or use of the Premises and will observe in any occupancy and use of the Premises all municipal by-laws and provincial and federal statutes and regulations now in force or which may hereafter be in force, and will comply with all regulations made by fire insurance underwriters. The provisions of this paragraph 12.2(a) will survive the expiration or earlier termination of this Lease.

(b) The Landlord may enter the Premises at any time or times, with as little interference to the conduct of the Tenant's business as is reasonably possible, to enable the Landlord to comply with any municipal by-law or provincial statute now or in the future applicable to the Premises whether or not the application of the by-law or statute to the Premises results from an act or omission of the Landlord or any other person.

(c) If the Tenant has knowledge, or has reasonable cause to believe that any hazardous substance has come to be located on, under or about the Premises, the Tenant will, upon discovery of the presence or suspected presence of any hazardous substance, give written notice of that condition to the Landlord. Failure to provide written notice will be a default, permitting the Landlord to terminate this Lease immediately.

(d) If the Landlord, in its sole discretion, believes that the Premises or the environment have become contaminated with any hazardous substance, the Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises and under the Premises, for the purpose of analysing the same to determine whether and to what extent the Premises or the environment have become so contaminated. To the extent that contamination is found and that such contamination was caused by the Tenant, the Tenant will reimburse the Landlord for the costs of such inspection, sampling and analysis.

                                     PART 13
                             ACCEPTANCE OF PREMISES

13.1 Acceptance of Premises. The Tenant accepts the Premises in their existing condition and the Landlord will not have any further obligation to the Tenant for defects or faults including specifically:

(a) latent defects in the Building which cannot be discovered on a reasonable examination, and

(b) faults in structural elements relating to the Building not caused by the Landlord's act or negligence.

13.2 No Representation. The Tenant acknowledges that there is no promise, representation, warranty, or undertaking by, or binding upon, the Landlord concerning the zoning of or title to the Premises or concerning the condition or layout of, or the alterations, remodeling, decoration or installation of improvements, equipment or fixtures in the Premises, except as expressly contained in this Lease and the taking of occupancy, subject always to the provisions of paragraph 13.1, is conclusive evidence as against the Tenant that any representations by the Landlord have been satisfied.

                                     PART 14
                    LEASEHOLD IMPROVEMENTS AND TRADE FIXTURES

14.1 Installation and Changes by Tenant.

(a) All Leasehold Improvements including, without limitation, trade fixtures installed by, or on behalf of, the Tenant will be of first class quality. The Tenant will not make or cause to be made any Leasehold Improvement, change, decoration, addition or improvement or cut or drill into, nail or otherwise attach, secure. or install any trade fixture, exterior sign, floor covering, interior or exterior lighting, or mechanical or electrical system or fixture, or plumbing fixture, shade or awning to any part of the Premises or to the exterior of the Premises or hang from or affix anything to the ceiling, without first obtaining the Landlord's written approval. The Tenant will not create or cause to be created any mortgage, security interest or other encumbrance in respect of the Leasehold Improvements (including trade fixtures), furniture or furnishings, or inventory of the Tenant except with the prior written consent of the Landlord.

(b) The Tenant will not make or permit to be made any changes, alterations, substitutions, replacements or improvements affecting the structure of the Building or the exterior appearance of the Building or the operation of the mechanical systems including, without limitation, the heating, plumbing, electrical, or mechanical equipment in or connected with the Building without obtaining the prior written consent of the Landlord.

14.2 Removal of Installations and Restoration by Tenant.

(a) All Leasehold Improvements when installed become the property of the Landlord, without compensation to the Tenant, but the Landlord will have no responsibility for the repair, replacement, operation, maintenance or insurance of the Leasehold Improvements, which will remain the responsibility of the Tenant.

(b) Upon termination of this Lease the Leasehold Improvements will remain the property `of the Landlord unless required by the Landlord to be removed by the Tenant.

(c) At the end of the Term the tenant will, at its expense, remove the Leasehold Improvements to the extent requested by the Landlord and all furniture, furnishings and equipment and make good any damage caused to the Premises by such installation or removal and restore the Premises to a condition of good and substantial repair. Every installation, removal or restoration by the Tenant of furnishings, equipment, furniture and, if applicable, Leasehold Improvements, will be done at the sole expense of the Tenant.

(d) If the Tenant does not remove any Leasehold Improvements, or its furnishings) furniture or equipment as required by the Landlord, the Landlord may) without liability on its part, and not as a bailee, without notice to the Tenant, enter the Premises and remove such items at the Tenant's expense, plus an administration charge of 15% of such amount, which will be paid by the Tenant to the Landlord as Additional Rent, on demand, and such items may, without notice to the Tenant or to any other person and without obligation to account for them, be sold, destroyed) disposed of or used by the Landlord as it determines.

14.3 Title on Abandonment. Without limiting any other rights of the Landlord under this Part 14, should the Tenant abandon the Premises or should this Lease be terminated before the proper expiration of the Term of this Lease due to a default on the part of the Tenant then, as of the moment of default by the Tenant, all furnishings and furniture of the Tenant (whether or not attached in any manner to the Premises) will become and be considered to be the property of the Landlord without indemnity to the Tenant and as additional liquidated damages in respect of such default but without prejudice to any other right or remedy of the Landlord.

14.4 Not to Overload Floors. The Tenant will not bring on the Premises anything that by reason of its weight, size or use, in the reasonable opinion of an architect appointed by the Landlord, might damage the Premises and will not overload the floors of the Premises. If overloading occurs the Tenant will forthwith repair any damage or pay to the Landlord the cost of repairing the damage and will also pay for any consequential damages arising from the overloading.

14.5 Tenant to Discharge All Liens. The Tenant will promptly pay all its contractors, subcontractors and materialmen and do all things necessary to ensure that no lien is claimed against the Premises or any part thereof and should a claim of lien be filed, the Tenant will cause it to be discharged or vacated at the Tenant's expense within 7 days after it is brought to the attention of the Tenant or provide adequate security for it to the extent approved by the Landlord. The Landlord may, but it is not obligated to discharge the lien by paying the amount claimed to be due into court, or by any other means available to the Landlord, and the amount paid, plus all costs, including without limitation, professional and solicitors fees (on a solicitor and own client basis) incurred by or on behalf of the Landlord concerning the lien, plus any damages suffered by the Landlord as a result of the filing of the lien, will be forthwith paid, on demand, by the Tenant as Additional Rent. The Tenant acknowledges that the Landlord may file a notice of interest in the applicable land title office under the provisions of the Builders Lien Act of any legislation in amendment or substitution thereof evidencing that the Landlord is not responsible for any of the Tenant's improvements. The Tenant agrees to cooperate with the Landlord in respect of the same and, if necessary, to execute and deliver all other instruments and take any actions necessary to give effect to the same.

14.6 Signs, Awnings and Canopies. The Tenant will not place or permit to be placed or maintained on the roof or on any exterior or interior door, wall or window of the Building or elsewhere on the Premises any sign, awning, canopy, decoration, lettering, advertising matter or other thing of any kind and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Building without first obtaining the Landlord's written consent. This provision does not apply to such items in place at the commencement of this Lease.

                                     PART 15
                                DEFAULT OF TENANT

15.1 Tenant's Default. If:

(a) the Tenant fails to pay any Rent when due, whether or not demanded by the Landlord;

(b) the Tenant fails to observe or perform any of its other obligations under this Lease and the Tenant has not, within 7 days after notice from the Landlord specifying the default, cured the default or, if the cure reasonably requires a longer period, if the Tenant has not commenced to cure the default within the 7 day period and thereafter does not diligently pursue the cure of such default; or

(c) if re-entry is permitted under other terms of this Lease;

the Landlord, in addition to any other right or remedy, may do any or all of the following:

(d) re-enter and remove all persons and property from the Premises and the property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant, all without service of notice or resort to legal process and without the Landlord being guilty of trespass or becoming liable for loss or damage occasioned by any of those actions; and

(e) terminate this Lease and all of the Tenant's rights under it;

15.2 Bankruptcy or Insolvency of Tenant. :

(a) If:

         (i) any of the goods and chattels of the Tenant on the Premises at any time during the Term are seized or taken in execution or attachment by a creditor of the Tenant or the Tenant receives a notice from one or more of its secured creditors that the creditor(s) intend to realize on security located at or upon the Premises,

         (ii) the Tenant makes an assignment for the benefit of creditors or any arrangement or compromise, or a bulk sale from the Premises other than a bulk sale to an assignee or sublessee under an assignment or sublease which under Part 11 was consented to,

         (iii) a receiver-manager is appointed to control the conduct of the business of the Tenant on or from the Premises,

         (iv) the Tenant becomes bankrupt or insolvent or takes the benefit of an Act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or a notice of intention to file a proposal,

         (v) proceedings are instituted by the Tenant or any other person for an order for the winding-up of the Tenant, or other termination of the corporate existence of the Tenant,

         (vi) without the written consent of the Landlord, the Premises become and remain vacant for a period of 10 days except as necessitated for the completion of repairs or are used by any persons other than those entitled to use them under the terms of this Lease,

         (vii) without the written consent of the Landlord, the Tenant abandons or attempts to abandon the Premises or sells or disposes of its goods or chattels or removes any of them from the Premises so that there would not, in the event of abandonment, sale or disposal, be sufficient goods on the Premises subject to distress to satisfy all Rent due or accruing due hereunder, or

         (viii) this Lease or any of the Tenant's assets on the Premises are taken under a writ of execution, charge, debenture or other security instrument,

         then the Landlord may re-enter and take possession of the Premises as though the Tenant or any other occupant of the Premises was holding over after the expiration of the Term and this Lease may, it its option be immediately terminated by notice left upon the Premises.

15.3 Landlord may Perform Tenant's Obligations. If the Tenant fails to perform an obligation of the Tenant under this Lease the Landlord may perform the obligation and for that purpose may enter on the Premises without notice and do anything in respect of the Premises that the Landlord considers necessary to cure the default. The Tenant will pay as Additional Rent all costs and expenses incurred by or on behalf of the Landlord plus 15% for overhead upon presentation of a bill. The Landlord will not be liable to the Tenant for loss or damage resulting from such action by the Landlord, including loss or damage resulting from the negligence of the Landlord or another person for whose negligence the Landlord is responsible in law.

15.4 Right to Relet.

(a) If the Landlord re-enters, as provided in this Lease, it may at its option, without terminating the Tenant's rights under this Lease, make alterations and repairs considered by the Landlord necessary to facilitate a reletting, and relet the Premises or any part thereof as agent of the Tenant for such period of time and at such rent and upon such other terms and conditions as the Landlord in its discretion considers advisable.

(b) Upon each reletting all rent and other monies received by the Landlord from the reletting will be applied, first to the payment of indebtedness other than Rent due hereunder from the Tenant to the Landlord, secondly to the payment of costs and expenses of the reletting including brokerage fees and legal fees and costs of the alterations and repairs, and third to the payment of Rent due and unpaid under this Lease. The residue, if any, will be held by the Landlord and applied in payment of future rent as it becomes due and payable.

(c) If the rent received from the reletting during a month is less than the Rent to be paid during that month by the Tenant, the Tenant will pay the deficiency to the Landlord. The deficiency will be calculated and paid monthly.

15.5 Re-entry Without Termination. No re-entry by the Landlord will be construed as an electron on its part to terminate this Lease unless a written notice of that intention is given to the Tenant. Despite a reletting without termination, the Landlord may elect at any time to terminate this Lease for a previous breach.

15.6 Damages. If the Landlord terminates this Lease for any breach, then, in addition to other remedies, it may recover from the Tenant all damages it incurs by reason of the breach including, without limitation, the cost of recovering the Premises, professional and other legal fees (on a solicitor and own client basis), the unamortized portion of any allowance, concession or inducement paid by the Landlord under the terms of the tenancy (on the basis of an assumed rate of depreciation on a straight line basis to zero over the Term) and the worth at the time of termination of the excess, if any, of (i) the amount of rent and charges equivalent to Rent reserved in this Lease for the remainder of the Term over (ii) the then reasonable rental value of the Premises for the remainder of the Term, calculated on a present value basis, all of which amounts will be immediately due and payable by the Tenant to the Landlord. In determining the Rent which would be payable by the Tenant after default, the Basic Rent component of the annual Rent for each year of the unexpired Term will be considered to be the average Basic Rent paid or payable by the Tenant from the . beginning of the Term to the time of default, or during the preceding 3 full calendar years, whichever period is shorter.

15.7 Acceleration of Rent. If any of the events referred to in paragraph 15.1 or paragraph 15.2 occur then, in addition to all other rights available to the Landlord, including the rights referred to in this paragraph 15.7, the full amount of the current month's Basic Rent and Taxes, and all other payments required to be made monthly by the Tenant, and the next ensuing 3 months' Basic Rent and Additional Rent will immediately become due and payable as accelerated rent, and the Landlord may recover the accelerated rent in the same manner as Rent in arrears, including immediately distraining for it together with all other arrears then unpaid.

15.8 Expenses for Remedying Breach. If the Landlord brings any proceeding against the Tenant arising from an alleged breach of an obligation of the Tenant in this Lease and it is established that the Tenant is in breach of that obligation, the Tenant will pay to the Landlord all costs and expenses incurred by the Landlord in those proceedings including, without limitation, legal fees, on a solicitor and own client basis.

15.9 Interest on Overdue Monies. All overdue monies payable to the Landlord by the Tenant on any account whatever will bear interest at the Prime Rate plus 6% per annum from the due date until paid in full.

15.10 No Exemption from Distress. None of the property of the Tenant on the Premises is exempt from levy by distress for Rent in arrears, and a claim being made for exemption by the Tenant or on distress being made by the Landlord, this paragraph 15.10 may be pleaded as an estoppel against the Tenant in any proceedings brought to test the right to levy upon property claimed to be exempt.

15.11 New Lease. If this Lease is either terminated or repudiated in the process of insolvency or bankruptcy proceedings, with or without the consent of the

Landlord, and whether or not a Transfer of Lease has occurred, the Landlord may, within 3 months after that event, require the Tenant, or its Trustee in Bankruptcy, receiver or other successor, to enter into a lease with the Landlord for the Premises for the remainder of the Term on the same terms and conditions as contained in this Lease.

                                     PART 16
                         REMEDIES OF LANDLORD And WAIVER

16.1 Remedies Cumulative. No exercise of a specific right or remedy by the Landlord or by the Tenant precludes it from, or prejudices it in, exercising another right or pursuing another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.

16.2 No Waiver. The waiver by the Landlord or the Tenant of a breach of an obligation in this Lease will not be considered to be a waiver of a subsequent breach of that obligation or another obligation. The subsequent acceptance of Rent by the Landlord will not be a waiver of a preceding breach by the Tenant of an obligation in this Lease, regardless of the Landlord's knowledge of the preceding breach at the time of acceptance of the Rent. No obligation in this Lease will be considered to have been waived by the Landlord or by the Tenant unless the waiver is in writing signed by the Landlord or by the Tenant, as the case may be.

16.3 Injunctive Relief. If the Tenant breaches or threatens to breach any of the terms of this Lease, the Landlord will have the right to injunctive relief, as if no other remedies were provided for in this Lease.

16.4 Effect of Ten ant Default on Renewals. If the Tenant defaults under this Lease prior to the date fixed as the commencement of any renewal or extension of this Lease, whether by renewal or extension option contained in this Lease or in a separate agreement, the Landlord may cancel such option or agreement for renewal or extension of this Lease, upon written notice to the Tenant.

                                     PART 17
                               ACCESS BY LANDLORD

17.1 Right of Entry.

(a) The Landlord and its agents may enter the Premises at all reasonable times to examine them and to show them to a prospective purchaser, tenant or mortgagee.

(b) The Landlord may make alterations, additions and adjustments to and changes of location of the pipes, conduits, wiring, ducts and other installations of any kind in the Premises where necessary in the opinion of the Landlord, but the Landlord will take commercially reasonable steps to minimize any disruption of the Tenant's business. The Landlord may take all material required on to the Premises without constituting an eviction of the Tenant in whole or in part The Rent reserved will not abate while the alterations, additions or changes of location are being made by reason of loss or interruption of the business of the Tenant, or otherwise, and the Landlord will not be liable for damage to property of the Tenant or of others located on the Premises as a result of any entry including damage caused by the negligence of the Landlord or another person for whose negligence the Landlord is responsible in law.

(c) During the 6 months prior to the expiration of the Term the Landlord may place upon the Premises a notice "For Rent" and at any time, the Landlord may place upon the Premises a notice "For Sale", which the Tenant will permit to remain without interference.

(d) If after reasonable notice to the Tenant (except in the case of an emergency when no prior notice is required), the Tenant is not present to open and permit entry into the Premises when the Landlord requires entry, the Landlord or its agents may enter by a master key or may forcibly enter without rendering the Landlord or its agents liable for any damage or trespass and without affecting this Lease. Nothing in this paragraph 17.1 imposes on the Landlord an obligation, responsibility or liability for the care, maintenance or repair of the Premises or any part thereof except as specifically provided in this Lease. The Landlord will have the right at all times to enter on the Premises in order to install, construct, operate, maintain, repair and replace any utilities and services, but the Landlord in doing so will exercise such right in a manner which is commercially reasonable to minimize the extent of interference with the use and enjoyment of the Premises.

17.2 Excavation. If an excavation is made upon any lands adjacent to the Premises, or is authorized to be made, the Tenant will give to the person making the excavation permission to enter the Premises for the purpose of doing work required by the Landlord, without claim for damages or indemnification against the Landlord or abatement or diminution of Rent.

                                     PART 18
                              RULES AND REGULATIONS

18.1 Landlord May Make. The Landlord from time to time may establish, modify and enforce reasonable rules and regulations regarding the use and occupancy of the Premises.

                                     PART 19
                      LANDLORD'S COVENANTS AND OBLIGATIONS

19.1 Quiet Enjoyment. Subject to the observance and performance by the Tenant of all of its obligations under this Lease, the Tenant may use and possess the Premises, in accordance with the provisions of this Lease, for the Term, without interference by the Landlord, or any other party claiming by, through or under the Landlord, except as otherwise provided in this Lease.

                                     PART 20
                                   OVERHOLDING

20.1 No Tacit Renewal. If the Tenant remains in possession of the Premises after the end of the Term and without the execution and delivery of a new lease or written renewal or extension of this Lease, there is no tacit or other renewal of this Lease, and the Tenant will be considered to be occupying the Premises as a Tenant from month to month at a monthly rental payable in advance on the first day of each month equal to the sum of:

(a) the monthly instalment of Basic Rent payable for the last month of the Term,

(b) 1/12th of the amount of Additional Rent payable by the Tenant for the year immediately preceding the last year of this Lease, and

(c) 1/12th of the property taxes for the immediately preceding calendar year;

and otherwise upon the terms and conditions set out in this Lease, so far as applicable.

                                     PART 21
                        EARLY TERMINATION FOR DEMOLITION

21.1 Whereas the Landlord requires possession of the Premises for the purposes of,

(a) demolition; or

(b) repairs or renovations so extensive that it will in the opinion of the Landlord's architect require vacant possession of the Premises;

the Landlord may, at any time during the Term, give notice of termination of the Lease provided that the date of termination specified shall not be sooner than 6 months after the date the notice is given.

                                     PART 22
                                  MISCELLANEOUS

22.1 Accord and Satisfaction. No payment by the Tenant or receipt by the Landlord of a lesser amount than the Rent stipulated in this Lease will be considered to be other than on account of the earliest stipulated Rent, nor will an endorsement or statement on a cheque or in a letter accompanying a cheque or payment as rent be considered to be an accord or satisfaction, and the Landlord may accept a cheque or payment without prejudice to the Landlord's right to recover the balance of the Rent or pursue any other remedy.

22.2 No Partnership. The Landlord does not in any way or for any purpose become a partner of, or joint venturer or a member of a joint enterprise with, the Tenant.

22.3 Partial Invalidity. If a term, covenant or condition of this Lease or the application thereof to any person or circumstances is held to any extent invalid or unenforceable, the remainder of this Lease or the application of the term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected.

22.4 Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations compose the Tenant the liability of each individual, corporation, partnership or other business association to pay Rent and perform all other obligations of the Tenant under this Lease is joint and several. If the Tenant is a partnership or other business association the members of which are by virtue of statute or general law subject to personal liability, the liability of each member is joint and several.

22.5 Registration. The Tenant will not register this Lease and the Landlord is not obliged to deliver this Lease in registrable form.

22.6 Notice.

(a) Any notice or other communication required or permitted to be given under this Lease will be in writing unless otherwise specified and will be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post in Canada, to the address or facsimile transmission number of the party set out below:

         (i)      if to the Landlord:

                  5225 - 192nd Street
                  Surrey, B.C. V3S 8E5
                  Fax No.: 604-574-4035

         (ii)     if to the Tenant:
                  Unit 200 - 10125, 199 B St.
                  Langley, B.C. V1M 3W9
                  Fax No.: 604-882-6521

or to such other address or facsimile transmission number as a party may specify by notice given as set out above.

(b) Notice or other communication will be considered to have been received:

         (i) if delivered by hand during business hours, upon receipt by a responsible representative of the receiver, and if not delivered during business hours, upon the commencement of business on the next business day;

         (ii) if sent by facsimile transmission during business hours, upon the sender receiving confirmation of the transmission, and if not sent during business hours, upon the commencement of business on the next business day; and

         (iii) if mailed by prepaid registered post in Canada, upon the fifth business day following posting, except that, in the case of a disruption or an impending or threatened disruption in the postal service, every notice or communication will be delivered by hand or sent by facsimile transmission

(c) In this Lease, whenever a notice provision refers to "days", it will be considered to refer to "business days" and "business day" or "business days" will mean a day or days which arc not a Saturday or defined as a "holiday" under the Interpretation Act (British Columbia) as amended or substituted from time to time.

22.7 No Modification. No representations, understands or agreements have been made or relied upon in the making of this Lease other than those specifically set out in this Lease. This Lease may only be modified in writing signed by the party against whom the modification is enforceable

22.8 Successors and Assigns. This Lease binds and benefits the parties and their respective heirs, executors, administrators, successors and assigns. No rights, however, benefit an assignee of the Tenant unless under Part 11 the assignment was consented to by the Landlord.

22.9 Number and Gender. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where the Tenant comprises more than one entity and to corporations, associations, partnerships, or individuals, males or females, in all cases will be assumed as though in each case fully expressed.

22.10 Headings and Captions. The table of contents, part numbers, part headings, paragraph numbers and paragraph headings are inserted for convenience of reference only and are not to be considered when interpreting this Lease.

22.11 Obligations as Covenants. Each obligation of the Landlord or the Tenant in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.

22.12 Entire Agreement. This Lease contains all the representations, warranties, covenants, agreements, conditions and understandings between the Landlord and the Tenant concerning the Premises or the subject matter of this Lease.

22.13 Time is of the Essence. Time will be of the essence.

22.14 Governing Law. This Lease will be interpreted under and is governed by the laws of the Province of British Columbia.

                                     PART 23
                                 OPTION TO RENEW

23.1 Conditions. The Tenant shall have the right, if not in default hereunder, upon giving to the Landlord notice in writing no less than 6 months prior to the expiry of the Terms to extend the term of the Lease for a further term of two years upon the same terms and conditions as contained in this Lease, except that the Basic Rent shall be the then market value rent for comparable space and shall not be less than the Basic Rent in effect immediately prior to expiry of the Term, and the Tenant shall have no further option to renew the Lease. The new Basic Rent rate shall be fixed by mutual agreement. Provided, however, that if the Landlord and Tenant do not agree in writing to the minimum rental rate for such extended term on or before the date falling 3 months prior to the date of the expiry of the Term but for the exercise of this option, then the Basic Rent for such renewal term may at the instance of either party be determined by a single arbitrator acting and appointed under the provisions of the Commercial Arbitration Act (B.C.)

TO EVIDENCE THEIR AGREEMENT each of the parties had executed this Lease on the date appearing below.

394617 B.C. LTD.
Per:
/s/ Don Morriss
Don Morriss

Per: /s/ Steve Wuschke
Steve Wuschke

Witness: /s/ Jason McDiarmid
Jason McDiarmid

SCHEDULE A
Floor Plan Building B [omitted]

SCHEDULE B

Attached hereto and forming part of this Lease between Essential Innovations (Tenant) and 394617 B.C. Ltd. (Landlord) for 5219 192nd Street, Surrey, B.C. dated June 10, 2002.

BASIC RENT

Year      Total        Basic Rent     Annual Rent   Monthly Basic  Monthly Basic
       Area Leased  ($/sq. ft./year)   Warehouse        Rent            Rent
                                                                    plus G.S.T.
 1       18,960          $5.75        $109,020.00     $9,085.00      $9,720.95
 2       18,960          $5.85        $110,916.00     $9,243.00      $9,890.01
 3       18,960          $5.95        $112,812.00     $9,401.00      $10,059.07

ADDITIONAL RENT
Subject to adjustment as specified within the Lease

1st Floor    Additional Rent       Annual          Monthly           Monthly
Warehouse   ($/sq. ft./year)  Additional Rent  Additional Rent   Additional Rent
(sq. ft.)                        Warehouse                         plus G.S.T.
---------   ----------------  ---------------  ---------------   ---------------
  18,960          $2.00          $37,920.00       $3,160.00         $3,381.20


TOTAL MONTHLY RENT

Year 1                              estimated                   $13,102.15
Year 2                              estimated                   $13,271.21
Year 3                              estimated                   $13,440.27